UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

Eldorado Resorts, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Eldorado Resorts, Inc. (the “Company”) was held on November 15, 2019 in Reno, Nevada (the “Special Meeting”). The Special Meeting was held in order to vote upon the following proposals set forth in a definitive joint proxy statement/prospectus dated October 11, 2019: (i) to approve the issuance of shares of Company common stock (the “Share Issuance Proposal”) in connection with transactions contemplated by the Agreement and Plan of Merger, dated as of June 24, 2019 (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 15, 2019, and as it may be further amended from time to time, the “Merger Agreement”), by and among Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), the Company and Colt Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company; (ii) to approve the reincorporation of the Company from Nevada to Delaware, subject to and promptly following the consummation of the merger (the “Delaware Conversion Proposal”); (iii) to approve the amended and restated articles of incorporation for the Company as a Nevada entity to be effective upon consummation of the merger if (and only if) the Delaware Conversion Proposal is not approved (the “A&R Nevada Charter Proposal”) and (iv) to adjourn the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal (the “Adjournment Proposal”).

At the Special Meeting, the Company’s stockholders voted upon and approved the Share Issuance Proposal. The votes on the Share Issuance Proposal were as follows:

For	Against	Abstain	Broker Non- Votes
67,513,565	102,084	434,301	—

At the Special Meeting, the Company’s stockholders voted upon and approved the Delaware Conversion Proposal. The votes on the Delaware Conversion Proposal were as follows:

For	Against	Abstain	Broker Non- Votes
67,362,435	217,994	469,521	—

At the Special Meeting, the Company’s stockholders voted upon and approved the A&R Nevada Charter Proposal. The votes on the A&R Nevada Charter Proposal were as follows:

For	Against	Abstain	Broker Non- Votes
67,437,380	146,237	466,333	—

Because the Company’s stockholders approved the Delaware Conversion Proposal, the amended and restated articles of incorporation of the Company as a Nevada entity contemplated by the A&R Nevada Charter Proposal will not go into effect.

Because the Company’s stockholders approved the Share Issuance Proposal, the vote was not called on the Adjournment Proposal.

Item 8.01.	Other Events.

On November 15, 2019, the Company issued a press release announcing that (i) at the Special Meeting, the Company stockholders approved the Share Issuance Proposal and the Delaware Conversion Proposal and (ii) at the special meeting of stockholders of Caesars, Caesars stockholders voted to approve the proposal to adopt the Merger Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The closing of the transactions contemplated by the Merger Agreement remains subject to the fulfillment or waiver of certain conditions that have not yet been satisfied including the receipt of certain approvals from certain regulatory authorities and other customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 15, 2019, of Eldorado Resorts, Inc. announcing the special meeting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2019	ELDORADO RESORTS, INC.

	By:	/s/ Thomas Reeg
Chief Executive Officer